STOCK REDEMPTION AGREEMENT

Atlas Technology International, Inc.

Dated as of December 4, 2017

[Silverciti Group Limited]

This Stock Redemption Agreement (this “Agreement”), dated as of the date first set forth above (the “Effective Date”), is entered into by and between Atlas Technology International, Inc., a Delaware corporation (“Atlas”) and Silverciti Group Limited (“Shareholder”).

RECITALS

WHEREAS, Shareholder is the owner of 2,500,000 shares of common stock, par value $0.00001 per share, of Atlas (the “Common Stock”); and

WHEREAS, pursuant to the terms and conditions of this Agreement, Shareholder desires to sell, and Atlas desires to purchase, all of the Shareholder’s rights, title, and interest in and to 2,500,000 shares of Common Stock (the “Shares”) as further described herein; and

WHEREAS, in connection with the redemption of the Shares, the parties hereto shall undertake such further actions as set forth herein.

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

1.	Agreement to Purchase and Sell. Subject to the terms and conditions of this Agreement, Shareholder shall sell, assign, transfer, convey, and deliver to Atlas, and Atlas shall accept and purchase, the Shares and any and all rights in the Shares to which Shareholder is entitled, and by doing so Shareholder shall be deemed to have assigned all of Shareholder’s rights, titles and interest in and to the Shares to Atlas.
2.	Consideration. The consideration for the acquisition of the Shares is $1.00 payable by Atlas, with the express purpose of cancellation of the Shares on the books, records and share registry of the Company.

3.	Closing; Deliveries; Additional Actions.

3.1	Closing. The purchase and sale of the Shares (the “Closing”) shall be held on the date hereof.

3.2.	Deliveries at Closing. At the Closing, Shareholder shall deliver to Atlas one or more stock certificates evidencing the Shares, duly endorsed in blank or accompanied by stock powers duly executed in blank in the form as attached hereto as Exhibit A, or other instruments of transfer in form and substance reasonably satisfactory to Atlas and such other documents as may be required under applicable law or reasonably requested by Atlas.
4.	Representations and Warranties of the Shareholder. Shareholder represents and warrants to Atlas as set forth below.
4.1.	Right and Title to Shares. Shareholder legally and beneficially owns the Shares and no other party has any rights therein or thereto. There are no liens or other encumbrances of any kind on the Shares and Shareholder has the sole right to dispose of the Shares. There are no outstanding options, warrants or other similar agreements with respect to the Shares.
4.2.	Organization and Standing. Shareholder is a corporation, duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation and has all requisite power and authority to own its properties and conduct its business as it is now being conducted. The nature of the business and the character of the properties Shareholder owns or leases do not make licensing or qualification of such party as a foreign entity necessary under the laws of any other jurisdiction, except to the extent such licensing or qualification have already been obtained.
4.3.	Due Authority; No Violation. Shareholder has all requisite rights and authority or the capacity to execute, deliver and perform its obligations under this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Shareholder, and no other proceedings on the part of such party are necessary to authorize the execution, delivery and performance of this Agreement or the transactions contemplated hereby or thereby on the part of Shareholder. The execution, delivery and performance of this Agreement will not (x) violate, conflict with, or result in the breach, acceleration, default or termination of, or otherwise give any other contracting party the right to terminate, accelerate, modify or cancel any of the terms, provisions, or conditions of any material agreement or instrument to which Shareholder is a party or by which it or its assets may be bound or (y) constitute a violation of any material applicable law, rule or regulation, or of any judgment, order, injunctive award or decree of any governmental authority applicable to Shareholder or (z) conflict with, result in the breach or termination of any provision of, or constitute a default under (in each case whether with or without the giving of notice or the lapse of time, or both) Shareholder’s organizational or operating documents or any order, judgment, arbitration award, or decree to which such Shareholder is a party or by which it or any of its assets or properties are bound.
4.4.	Approvals. No approval, authority, or consent of or filing by Shareholder with, or notification to, any governmental authority, is necessary to authorize the execution and delivery of this Agreement or the consummation of the transactions contemplated herein.
4.5.	Enforceability. This Agreement has been duly executed and delivered by Shareholder and, assuming that this Agreement constitutes the legal, valid and binding obligation of Atlas, constitutes the legal, valid, and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors’ rights generally.
5.	Representations and Warranties of Atlas. Atlas represents and warrants to Shareholder as set forth below.
5.1.	Organization and Standing. Atlas is duly organized, validly existing, and in good standing under the laws of the State of Delaware and has all requisite power and authority to own its properties and conduct its business as it is now being conducted. The nature of the business and the character of the properties Atlas owns or leases do not make licensing or qualification of such party as a foreign entity necessary under the laws of any other jurisdiction, except to the extent such licensing or qualification have already been obtained.
5.2.	Due Authority; No Violation. Atlas has all requisite rights and authority or the capacity to execute, deliver and perform its obligations under this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Atlas, and no other proceedings on the part of such party are necessary to authorize the execution, delivery and performance of this Agreement or the transactions contemplated hereby or thereby on the part of Atlas. The execution, delivery and performance of this Agreement will not (x) violate, conflict with, or result in the breach, acceleration, default or termination of, or otherwise give any other contracting party the right to terminate, accelerate, modify or cancel any of the terms, provisions, or conditions of any material agreement or instrument to which Atlas is a party or by which it or its assets may be bound or (y) constitute a violation of any material applicable law, rule or regulation, or of any judgment, order, injunctive award or decree of any governmental authority applicable to Atlas or (z) conflict with, result in the breach or termination of any provision of, or constitute a default under (in each case whether with or without the giving of notice or the lapse of time, or both) Atlas’s organizational documents, or any order, judgment, arbitration award, or decree to which such Atlas is a party or by which it or any of its assets or properties are bound.
5.3.	Approvals. No approval, authority, or consent of or filing by Atlas with, or notification to, any governmental authority, is necessary to authorize the execution and delivery of this Agreement or the consummation of the transactions contemplated herein.
5.4.	Enforceability. This Agreement has been duly executed and delivered by Atlas and, assuming that this Agreement constitutes the legal, valid and binding obligation of Shareholder, constitutes the legal, valid, and binding obligation of Atlas, enforceable against Atlas in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors’ rights generally.
6.	Covenants and Agreements.
6.1.	Each of the parties hereto, as promptly as practicable, shall make, or cause to be made, all filings and submissions under laws applicable to it and its affiliates, as may be required for it to consummate the transactions contemplated hereby and shall use its commercially reasonable efforts to obtain, or cause to be obtained, all other authorizations, approvals, consents and waivers from all persons and governmental authorities necessary to be obtained by it or its affiliates, in order for it to consummate such transactions, at the cost of the party required to file or submit the same. Notwithstanding anything to the contrary herein, nothing herein shall require, or be construed to require, any party to agree to hold separate or to divest any of the businesses, product lines or assets.
6.2.	Each party hereto shall promptly inform the other parties of any material communication from any governmental authority regarding any of the transactions contemplated by this Agreement and shall promptly furnish the other parties with copies of substantive notices or other communications received from any third party or any governmental authority with respect to such transactions. Each party shall agree on the content of any proposed substantive written communication or submission or any oral communication to any governmental authority. If any party or any affiliate thereof receives a request for additional information or documentary material from any such governmental authority with respect to the transactions contemplated by this Agreement, then such party will endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other parties, an appropriate response in compliance with such request. The parties shall, to the extent practicable, provide the other parties and their counsel with advance notice of and the opportunity to participate in any substantive discussion, telephone call or meeting with any governmental authority in respect of any filing, investigation or other inquiry in connection with the transactions contemplated by this Agreement and to participate in the preparation for such discussion, telephone call or meeting, to the extent not prohibited by the governmental authority.
6.3.	Each of the parties shall execute such documents and perform such further acts as may be reasonably required to carry out the provisions hereof and the actions contemplated hereby.
7.	Conditions Precedent to the Obligations of Shareholder. The obligations of Shareholder to consummate any of the transactions contemplated herein are subject to the fulfillment or waiver by Shareholder of each of the following conditions:
7.1.1.	The representations and warranties of Atlas contained in this Agreement and all related documents shall be true and correct in all material respects, except for those representations and warranties which are qualified as to materiality, which shall be true and correct in all respects.
7.1.2.	Atlas shall have complied in all material respects with all covenants, agreements, and conditions that this Agreement requires.
7.1.3.	No proceeding or investigation shall have been instituted before or by any court or governmental authority to restrain or prevent the carrying out of the transactions contemplated by this Agreement and there shall exist no injunction or other order issued by any governmental authority which prohibits the consummation of the transactions contemplated under this Agreement.
7.1.4.	Shareholder shall have received all other documents and instruments from Atlas as Shareholder may reasonably request in order to consummate the transactions contemplated herein
8.	Conditions Precedent to the Obligations of Atlas. The obligation of Atlas to consummate any of the transactions contemplated herein are subject to the fulfillment or waiver by Atlas of each of the following conditions:
8.1.1.	The representations and warranties of Shareholder contained in this Agreement and all related documents shall be true and correct in all material respects, except for those representations and warranties which are qualified as to materiality, which shall be true and correct in all respects.
8.1.2.	Shareholder shall have complied in all material respects with all covenants, agreements, and conditions that this Agreement requires.
8.1.3.	No proceeding or investigation shall have been instituted before or by any court or governmental authority to restrain or prevent the carrying out of the transactions contemplated by this Agreement; and there shall exist no injunction or other order issued by any governmental authority which prohibits the consummation of the transactions contemplated under this Agreement.
8.1.4.	Atlas shall have received all other documents and instruments from Shareholder as Atlas may reasonably request, in order to consummate the transactions contemplated herein.
9.	Miscellaneous.
9.1.	Further Assurances. From time to time, whether at or following the Closing, each party shall make reasonable commercial efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable, including as required by applicable laws, to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.
9.2.	Expenses. Each of the parties shall pay its own costs that it incurs incident to the preparation, execution, and delivery of this Agreement and the performance of any related obligations, whether or not the transactions contemplated by this Agreement shall be consummated.
9.3.	Fees. Each party hereto agrees to pay the costs and expenses, including reasonable attorneys’ fees, incurred by the prevailing party in litigation, arbitration, administrative proceeding or any other proceeding related to the enforcement or interpretation of any of the terms of this Agreement.
9.4.	Consequential Damages. EACH PARTY HERETO WAIVES ANY AND ALL CLAIMS AGAINST THE OTHER FOR ANY LOSS, COST, DAMAGE, EXPENSE, INJURY OR OTHER LIABILITY WHICH IS IN THE NATURE OF INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES WHICH ARE SUFFERED OR INCURRED AS THE RESULT OF, ARISE OUT OF, OR ARE IN ANY WAY CONNECTED TO THE PERFORMANCE OF THE OBLIGATIONS UNDER THIS AGREEMENT.
9.5.	Representations and Warranties. All representations, warranties, and agreements made by the parties pursuant to this Agreement shall survive the consummation of the transactions contemplated herein until the expiration of the applicable statute of limitations.
9.6.	Notices. All notices or other communications required or permitted hereunder shall be in writing shall be deemed duly given (a) if by personal delivery, when so delivered, (b) if mailed, three (3) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below, or (c) if sent through an overnight delivery service in circumstances to which such service guarantees next day delivery, the day following being so sent to the addresses of the parties as indicated on the signature page hereto; or (d) if sent via email, when sent with return receipt requested and received, in each case to the addresses as set forth below. Any party may change the address to which notices and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

If to Atlas, to:

Atlas Technology International, Inc.

15260 Ventura Boulevard, Suite 1010

Sherman Oaks, California 91403

With a copy to:

Laura Anthony, Esq.

330 Clematis Street, Suite 217

West Palm Beach, FL 33401

E-mail: Lanthony@legalandcompliance.com

If to Shareholder, to the address of the Shareholder as set forth in the books and records of Atlas.

9.7.	Choice of Law. This Agreement shall be governed, construed and enforced in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.
9.8.	Jurisdiction. Any claim arising out of or relating to this Agreement or the transactions contemplated hereby shall be instituted only in any federal or state court located in Palm Beach County, Florida, and each party agrees not to assert, by way of motion, as a defense or otherwise, in any such claim, that it is not subject personally to the exclusive jurisdiction of such court, that the claim is brought in an inconvenient forum, that the venue of the claim is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. Each party further irrevocably submits to the jurisdiction of such court in any such claim.

9.9.	Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.9.
9.10.	Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their permitted successors and assigns. No party to this Agreement may assign or delegate, by operation of law or otherwise, all or any portion of its rights, obligations or liabilities under this Agreement without the prior written consent of the other parties to this Agreement, which any such party may withhold in its absolute discretion.
9.11.	No Third Party Beneficiaries. Nothing in this Agreement shall confer any rights, remedies or claims upon any Person or entity not a party or a permitted assignee of a party to this Agreement.
9.12.	Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by them in accordance with the terms hereof or were otherwise breached and that each party hereto shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of the provisions hereof and to enforce specifically the terms and provisions hereof, without the proof of actual damages, in addition to any other remedy to which they are entitled at law or in equity. Each party agrees to waive any requirement for the security or posting of any bond in connection with any such equitable remedy, and agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that (a) any other party has an adequate remedy at law, or (b) an award of specific performance is not an appropriate remedy for any reason at law or equity.
9.13.	Entire Agreement. This Agreement represents the entire understanding and agreement between the parties regarding the subject matter hereof and supersede all prior agreements, representations, warranties, and negotiations between the parties. This Agreement may be amended, supplemented, or changed only by an agreement in writing that makes specific reference to this Agreement or the agreement delivered pursuant to it, and must be signed by all of the parties hereto. This Agreement may not be amended by email or other electronic communications.
9.14.	Interpretation. The parties have jointly participated in the drafting and negotiation of this Agreement and if an ambiguity or question of interpretation should arise, this Agreement shall be construed as if drafted jointly by the parties thereto and no presumption of burden of proof shall arise favoring or burdening any party by virtue of the authorship of any provision in this Agreement.
9.15.	Severability. Whenever possible, each provision of this Agreement shall be interpreted in a manner to be effective and valid under applicable law, but if one or more of the provisions of this Agreement is subsequently declared invalid or unenforceable, the invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions of this Agreement. In the event of the declaration of invalidity or unenforceability, this Agreement, as modified, shall be applied and construed to reflect substantially the intent of the parties and achieve the same economic effect as originally intended by its terms. In the event that the scope of any provision to this Agreement is deemed unenforceable by a court of competent jurisdiction, or by an arbitrator, the parties agree to the reduction of the scope of the provision as the court or arbitrator shall deem reasonably necessary to make the provision enforceable under the circumstances.
9.16.	Headings. The headings contained in this Agreement are intended solely for convenience and shall not affect the rights of the parties to this Agreement.
9.17.	Waiver. Waiver of any term or condition of this Agreement by any party shall only be effective if in writing and shall not be construed as a waiver of any subsequent breach or failure of the same term or condition, or a waiver of any other term or condition of this Agreement.
9.18.	Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signature on each counterpart were on the same instrument.

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1

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

Atlas Technology international, Inc.

By:
Name:	Ming-Shu Tsai
Title:	Chief Executive Officer

Silverciti Group Limited

By:
Name:
Title:

2

Exhibit A

IRREVOCABLE STOCK POWER

FOR VALUABLE CONSIDERATION, the receipt of which is hereby acknowledged, [Cygnus] (“Seller”) hereby assigns, transfers, and conveys to Atlas Technology International, Inc., a Delaware corporation (the “Company”), all of Seller’s right, title, and interest in and to 2,500,000 shares of common stock, par value US$0.00001 per share, of the Company, represented by Certificate No. __________________ [N/A if uncertificated] and hereby irrevocably appoints the Chief Executive Officer of the Company, as Seller’s attorney-in-fact to transfer said shares on the books of the Company, with full power of substitution in the premises.

Date: December 4, 2017

Silverciti Group Limited

By: ____________________________

Name:

Title: